Exhibit 99.1

News AnnouncementFor Immediate Release

PEAK RESORTS REPORTS FISCAL 2019 THIRD QUARTER RESULTS

Wildwood, Missouri – March 13, 2019 – Peak Resorts, Inc. (NASDAQ:SKIS) (“Peak” or the “Company”), a leading owner and operator of high-quality, individually branded U.S. ski resorts, today reported financial results for its fiscal 2019 third quarter as summarized below:

(in thousands, except per share data)	Three months ended January 31,		Nine months ended January 31,
	2019	2018	2019	2018

Revenues	$83,977	$59,272	$98,968	$75,630
Resort operating costs	$49,049	$35,982	$77,038	$64,642
Income (Loss) from operations	$23,557	$16,031	$(1,486)	$(7,194)
Net income (loss)	$13,631	$9,181	$(9,167)	$(8,328)
Income (Loss) per share (basic)	$0.86	$0.62	$(0.74)	$(0.68)
Income (Loss) per share (diluted)	$0.66	$0.53	$(0.74)	$(0.68)
Weighted average common shares outstanding	14,909	13,982	14,291	13,982
Vested restricted stock units (“RSU”)	153	100	126	68
Dilutive effect of conversion of preferred stock	5,668	3,180	-	-
Dilutive effect of unvested RSUs	36	44	-	-
Reported EBITDA*	$30,661	$20,996	$12,871	$4,070

*See page 3 for Definitions of Non-GAAP Financial Measures

Timothy D. Boyd, President and Chief Executive Officer, commented, “We are pleased with our fiscal 2019 third quarter financial results and our good start to the 2018-19 ski season, given variable weather patterns and at times challenging conditions across the Northeast and Midwest. By combining our healthy organic growth with the addition of the three Snow Time resorts to our operating base beginning in late November, as well as our ongoing efforts to diligently manage expenses, Peak Resorts was able to overcome these challenges and generate revenue, net income and Reported EBITDA growth of 42%, 48% and 46% in the fiscal 2019 third quarter, respectively.

“Organic revenue and Reported EBITDA both grew roughly 10% in the 2019 fiscal third quarter, largely driven by the two major projects that debuted for the 2018-19 season. Mount Snow benefited from the new Carinthia Base Lodge, which dramatically expanded on-mountain services at the resort and provided a very popular parking, mountain access and après ski destination for our guests. Snowmaking investments at Mount Snow also allowed us to offer guests the predictable and stable conditions they have come to expect, despite variable weather throughout the quarter. Hunter Mountain also saw healthy visitation growth driven by the Hunter North terrain expansion, which has improved guest flows across the mountain and increased uphill capacity and parking access.

“The benefits of the Snow Time acquisition, which closed just before the start of the 2018-19 ski season in late November, are already evident as our three newest resorts delivered good financial performance despite a slightly later start to their seasons as a result of warm early winter temperatures. Through the addition of Liberty, Whitetail and Roundtop, we have diversified our business, allowing us to deliver improved financial performance across all conditions thanks to our broad geographic base, attractive amenities and our increasingly popular Peak Pass.

“Peak Pass sales for the 2019-20 season began last week as we continue to deliver on our promise to provide enhanced value and unlimited mountain access, including additional resorts for next season and flat pricing through the April 30 early season window. Adding the three Snow Time resorts to the pass for the first time further expands skiing and riding options for our guests which, combined with its attractive price point, should allow the Peak Pass to take additional market share as more Northeast and Midwest guests see the value of an unlimited, multi-mountain offering. We believe the Peak Pass is unmatched in the industry and we look forward to welcoming new and returning guests this summer and into the 2019-20 season and beyond.

“Peak Resorts has never been better positioned to grow our business and enhance value for our shareholders. Peak Pass sales grew at double-digit rates for the 2018-19 ski season as the pass benefits from increased visibility and growing acceptance across a broader geographic area, including some of the largest metropolitan areas in the U.S. Our on-mountain additions such as the Carinthia Base Lodge and the Hunter North terrain have greatly improved the guest experience. Ongoing efforts to enhance snowmaking across our mountain portfolio allow us to deliver great skiing and riding conditions even when Mother Nature does not cooperate. And the addition of Snow Time has favorably scaled up our business. The future is bright for Peak Resorts and we look forward to finishing out the 2018-19 ski season.”

Fiscal Third Quarter Results Review

Fiscal 2019 third quarter revenue increased 41.7% year over year to $84.0 million as the Company benefited from the addition of Snow Time beginning on November 26, 2018 as well as organic revenue growth of roughly 9.7% over the prior year period. For the quarter, the Company recorded a 54.4% increase in ski instruction revenue, a 45.5% rise in food and beverage revenue and 44.1% growth in lift ticket and tubing revenues.

Resort operating expenses in the fiscal 2019 third quarter rose 36.3% year over year to $49.0 million, with the 28.6% increase in labor expenses driven by the addition of Snow Time’s operations and offset in part by lower labor expenses at the Company’s same-store resorts as a result of the Attitash Hotel closure and efforts to manage staffing levels to combat minimum wage increases. Power and utilities expenses were up 51.9% year over year on the addition of Snow Time as well as increased snowmaking activity at Mount Snow and Hunter, in particular, to refresh terrain following warmer temperature cycles. Other operating expenses in the quarter included higher insurance costs, new groomer leases and increased sales commissions. General and administrative expenses were up 145.5% to $3.3 million driven primarily by the addition of Snow Time, one-time acquisition-related expenses and increased performance-driven compensation expenses.

Reported EBITDA for the third fiscal quarter of 2019 was $30.7 million, compared to $21.0 million in the year-ago quarter. The 46.0% year over year increase in Reported EBITDA included the addition of Snow Time beginning in November 2018 as well as organic growth of roughly 9.6% over the prior year period.

Balance Sheet Update

As of January 31, 2019, the Company had cash and cash equivalents of $27.2 million and total outstanding debt of $230.6 million, including $12.4 million drawn against its revolving line of credit and long-term debt of $218.2 million.

Christopher J. Bub, Chief Financial Officer, added, “Peak Resorts remains in a very healthy financial position as the tireless efforts of our mountain operations teams allowed the Company to drive efficiencies across the business and enhance our profitability in the 2019 fiscal third quarter and going forward. Furthermore, we have added Snow Time’s three mountain operations to our business and are already benefitting from the enhanced scale even as we plan for further efforts to drive additional synergies in the coming quarter. In addition, with the major capital investments at Mount Snow and Hunter Mountain now behind us, our capital expenditure needs will decline going forward, allowing Peak Resorts to further improve its balance sheet and cash flow.

“As we wrap up the 2018-19 ski season, we are confident that Peak Resorts’ financial flexibility will allow us to continue our efforts to invest in and improve existing operations while exploring further opportunities to scale up the business through acquisition. We are excited by what the future holds for Peak Resorts and our shareholders and the entire team remains committed to exceeding our guests’ high expectations for value, access and service.”

Investor Conference Call and Webcast

The Company will host an investor conference call and webcast to discuss its fiscal 2019 third quarter results today at 10:00 a.m. ET. Interested parties can access the conference call by dialing (844) 526-1518 or, for international callers, by dialing (647) 253-8644; the conference ID number is 1769628. A webcast of the conference call can also be accessed live at ir.peakresorts.com (select “Event Calendar”). Following the completion of the call, an archived webcast will be available for replay at the same location.

Definitions and Reconciliations of Non-GAAP Financial Measures

Reported EBITDA is not a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”). The Company defines Reported EBITDA as net income before interest, income taxes, depreciation and amortization, gain on sale/leaseback, other income or expense and other non-recurring items. The following table includes a reconciliation of Reported EBITDA to the GAAP related measure of net loss:

(dollars in thousands)	Three months ended January 31,		Nine months ended January 31,
	2019	2018	2019	2018
Net income (loss)	$13,631	$9,181	$(9,167)	$(8,328)
Income tax expense (benefit)	5,574	3,433	(3,283)	(8,235)
Interest expense, net	4,458	3,529	11,283	9,736
Depreciation and amortization	6,809	3,379	13,541	9,678
Restructuring and impairment charges	-	1,586	190	1,586
Acquisition related costs	295	-	626	-
Other income	(22)	(28)	(69)	(117)
Gain on sale/leaseback	(84)	(84)	(250)	(250)
Reported EBITDA*	$30,661	$20,996	$12,871	$4,070

The Company has specifically chosen to include Reported EBITDA as a measurement of its results of operations because it considers this measurement to be a significant indication of its financial performance and available capital resources. Because of large depreciation and other charges relating to the Company’s ski resorts operations, it is difficult for management to fully and accurately evaluate financial performance and available capital resources using net income alone. In addition, the use of this non-U.S. GAAP measure provides an indication of the Company’s ability to service debt, and management considers it an appropriate measure to use because of the Company’s highly leveraged position. Management believes that by providing investors with Reported EBITDA, they will have a clearer understanding of the Company’s financial performance and cash flows because Reported EBITDA: (i) is widely used in the ski industry to measure a company’s operating performance without regard to items excluded from the calculation of such measure; (ii) helps investors to more meaningfully evaluate and compare the results of the Company’s operations from period to period by removing the effect of its capital structure and asset base from operating results; and (iii) is used by the Board of Directors, management and lenders for various purposes, including as a measure of the Company’s operating performance and as a basis for planning.

The items excluded from net income to arrive at Reported EBITDA are significant components for understanding and assessing the Company’s financial performance and liquidity. Reported EBITDA should not be considered in isolation or as an alternative to, or substitute for, net income, net change in cash and cash equivalents or other financial statement data presented in the Company’s condensed consolidated financial statements as indicators of financial performance or liquidity. Because Reported EBITDA is not a measurement determined in accordance with U.S. GAAP and is susceptible to varying calculations, Reported EBITDA as presented may not be comparable to other similarly titled measures of other companies, limiting its usefulness as a comparative measure.

About Peak Resorts

Headquartered in Missouri, Peak Resorts is a leading owner and operator of high-quality, individually branded ski resorts in the U.S. The company operates 17 ski resorts primarily located in the Northeast, Mid-Atlantic and Midwest, 16 of which are company owned.

The majority of the resorts are located within 100 miles of major metropolitan markets, including New York City, Boston, Philadelphia, Baltimore, Washington D.C., Cleveland and St. Louis, enabling day and overnight drive accessibility. The resorts under the company's umbrella offer a breadth of activities, services and amenities, including skiing, snowboarding, terrain parks, tubing, dining, lodging, equipment rentals and sales, ski and snowboard instruction, and mountain biking, golf and other summer activities. To learn more, visit the Company’s website at ir.peakresorts.com or follow Peak Resorts on Facebook for resort updates.

For further information, or to receive future Peak Resorts news announcements via e-mail, please contact JCIR, at 212-835-8500 or skis@jcir.com.

Forward Looking Statements

This news release contains forward-looking statements regarding the future outlook and performance of Peak Resorts, Inc., within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this news release include, without limitation, statements related to: the expected impact of the acquisition of Snow Time on the Company’s overall business, operations and results of operations; expectations regarding the sustained effect of the acquisition on the Company’s season pass sales; and the realization of anticipated cost and operating synergies. These and other forward-looking statements are based on management's current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Results may be materially affected by factors such as: risks associated with acquisitions generally; failure to retain key management and employees; issues or delays in the successful integration of the Snow Time operations with those of the Company, including incurring or experiencing unanticipated costs and/or delays or difficulties; difficulties or delays in the successful transition of the operations, systems and personnel of Snow Time; future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; unfavorable reaction to the acquisition by resort visitors, competitors, vendors and employees; conditions affecting the industry generally; local and global political and economic conditions; conditions in the securities market that are less favorable than expected; and other risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended April 30, 2018, as updated in the Company’s subsequently filed Quarterly Reports on Form 10-Q.   Actual results could differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Investor Contact:

Norberto Aja, Jim Leahy, Joseph Jaffoni

JCIR

212-835-8500 or skis@jcir.com

Condensed Consolidated Statements of Operations

(dollars in thousands, except share and per share amounts)

(Unaudited)

	Three months ended January 31,		Nine months ended January 31,
	2019	2018	2019	2018

Net revenue	$83,977	$59,272	$98,968	$75,630

Operating expenses:
Resort operating costs	49,049	35,982	77,038	64,642
Depreciation and amortization	6,809	3,379	13,541	9,678
General and administrative	3,322	1,353	6,481	4,130
Real estate and other non-income taxes	888	579	2,180	1,734
Land and building rent	352	362	1,024	1,054
Restructuring and impairment charges	-	1,586	190	1,586
Income (loss) from operations	23,557	16,031	(1,486)	(7,194)

Other (expense) income:
Interest, net of amounts capitalized of
$18 and $516 in 2019 and $206 and
$1,151 in 2018, respectively	(4,458)	(3,529)	(11,283)	(9,736)
Gain on sale/leaseback	84	84	250	250
Other income	22	28	69	117
	(4,352)	(3,417)	(10,964)	(9,369)

Income (loss) before income taxes	19,205	12,614	(12,450)	(16,563)
Income tax expense (benefit)	5,574	3,433	(3,283)	(8,235)
Net income (loss)	$13,631	$9,181	$(9,167)	$(8,328)

Less declaration and accretion of Series A preferred
stock dividends	(720)	(400)	(1,520)	(1,200)
Net income (loss) attributable to common shareholders	$12,911	$8,781	$(10,687)	$(9,528)

Basic earnings (loss) per common share	$0.86	$0.62	$(0.74)	$(0.68)

Diluted earnings (loss) per common share	$0.66	$0.53	$(0.74)	$(0.68)

Cash dividends declared per common share	$0.07	$0.07	$0.21	$0.21

Cash dividends declared per preferred share	$20.00	$20.00	$60.00	$40.00

Condensed Consolidated Balance Sheets

(dollars in thousands)

	January 31,	April 30,
	2019	2018
Assets	(Unaudited)

Current assets:
Cash and cash equivalents	$27,235	$23,091
Restricted cash	1,542	1,163
Income tax receivable	3,283	-
Accounts receivable	5,525	8,560
Inventory	4,713	1,971
Prepaid expenses and deposits	8,027	12,731
Total current assets	50,325	47,516

Property and equipment, net	293,209	204,095
Land held for development	38,652	37,634
Restricted cash, construction	-	12,175
Goodwill	16,659	4,382
Intangible assets, net	3,163	731
Other assets	1,601	1,797
Total assets	$403,609	$308,330

Liabilities and Stockholders' Equity

Current liabilities:
Revolving lines of credit	$12,415	$12,415
Current maturities of long-term debt	2,145	2,614
Accounts payable and accrued expenses	19,884	12,079
Accrued salaries, wages and related taxes and benefits	4,879	922
Unearned revenue	28,641	16,084
Current portion of deferred gain on sale/leaseback	333	333
Total current liabilities	68,297	44,447

Long-term debt, including related party debt of
$50,068 and $0, less current maturities	216,033	165,837
Deferred gain on sale/leaseback	2,262	2,512
Deferred income taxes	16,296	7,809
Other liabilities	852	504
Total liabilities	303,740	221,109

Series A preferred stock, $0.01 par value per share, $1,000 liquidation preference per share, 40,000 shares authorized, 40,000 and 20,000
shares issued and outstanding	33,918	17,401

Commitments and contingencies

Stockholders' equity:
Common stock, $0.01 par value per share, 40,000,000 shares
authorized, 15,165,832 and 13,982,400 shares issued and outstanding	152	140
Additional paid-in capital	96,491	86,631
Accumulated deficit	(30,692)	(16,951)
Total stockholders' equity	65,951	69,820
Total liabilities and stockholders' equity	$403,609	$308,330

Supplemental Operating Data

(dollars in thousands)

(Unaudited)

	Three months ended January 31,		Nine months ended January 31,
	2019	2018	2019	2018
Revenues:
Lift and tubing tickets	$45,252	$31,398	$45,372	$31,398
Food and beverage	13,460	9,248	18,852	14,813
Equipment rental	7,438	6,264	7,442	6,264
Ski instruction	7,512	4,866	7,539	4,866
Hotel/lodging	2,986	2,782	5,874	6,637
Retail	5,117	3,566	5,855	4,236
Summer activities	-	-	4,436	4,459
Other	2,212	1,148	3,598	2,957
Total	$83,977	$59,272	$98,968	$75,630

Resort operating expenses:
Labor and labor related expenses	$24,152	$18,779	$39,731	$36,389
Retail and food and beverage cost of sales	6,812	5,271	8,869	7,141
Power and utilities	5,786	3,809	7,866	5,398
Other	12,299	8,123	20,572	15,714
Total	$49,049	$35,982	$77,038	$64,642

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